Exhibit 99.1

Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Sharon Merrill Associates, Inc.
Nicholas Manganaro
hyln@investorrelations.com
(617) 542-5300

HYLIION HOLDINGS REPORTS SECOND-QUARTER 2022 FINANCIAL RESULTS

AUSTIN, Texas – August 9, 2022 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today reported its second-quarter 2022 financial results.

Key Business Highlights

•Increased order backlog to 200 Hypertruck ERX™ production slots, plus nearly 2,000 units in reservations to date
•Reached new milestone in Hypertruck ERX development with start of on-road testing of design verification vehicles
•Completed first freight delivery with Hypertruck ERX in partnership with GreenPath Logistics for one of the nation’s largest retailers
•Generated $0.2 million in revenue from Hybrid sales with approximately $1.5 million in backlog
•Confirmed Hypertruck ERX would qualify for tax incentive of 30%, up to $40,000, as part of the newly proposed Inflation Reduction Act
•Closed quarter with over $500 million on balance sheet
•Company reiterates full-year 2022 revenue expectations of between $2.0 million and $3.0 million; lowers range for full-year operating expenses to between $130 million and $140 million

Executive Commentary

“The transportation and energy markets are changing rapidly, and despite persistent macroeconomic headwinds, Hyliion remains poised to revolutionize the market for Class 8 semi-trucks,” said Thomas Healy, Hyliion’s founder and chief executive officer. “We are turning industry interest in our technology into orders and are highly encouraged by the potential for further adoption of our technology. Moreover, we remain on schedule with our development and design verification timeline, including on-road testing. Importantly, we recently achieved a significant milestone in our Hypertruck ERX development by completing our first delivery of freight for one of the nation’s largest retailers. This was in partnership with GreenPath Logistics, a Hypertruck ERX Innovation Council member and customer of both our Hybrid and Hypertruck ERX powertrain solutions.”

Exhibit 99.1
“In the second quarter, as previously announced, we formalized what has been a successful and productive partnership with Cummins to optimize the Cummins natural gas engine as the generator for the Hypertruck ERX powertrain. Working together, we will pursue key environmental certifications for the natural gas engine that serves as a range-extender by providing onboard power generation to recharge the Hypertruck ERX’s batteries.”

The Hypertruck ERX offers 75 miles of electric range, which qualifies for credits under the California Air Resources Board’s anticipated zero-emission vehicle mandates and can achieve up to 1,000 miles of full range through the generator, eliminating the range anxiety associated with competing solutions.

Hypertruck ERX Orders and Reservations Update

The Company secured additional orders for Hypertruck ERX production slots from multiple fleets, bringing the total number of orders to 200. The Company has also received reservations totaling nearly 2,000 units to date. These orders and reservations remain subject to the finalization of commercial terms.

As previously announced, both NFI Industries and Holcim each placed 10-unit orders for Hypertruck ERX production slots. In addition to being a founding member of Hyliion’s Hypertruck Innovation Council, NFI is a fully integrated North American supply-chain solutions provider with a 90-year history and a fleet of more than 4,500 trucks. The order followed a recent Ride and Drive event at Hyliion’s Austin headquarters to evaluate the potential role of the Hypertruck ERX in support of NFI’s goal of zero-emissions goods movement. Holcim, a global leader in innovative and sustainable building solutions, will seek to replace existing diesel-fueled trucks in its Texas and Oklahoma operations.

Last month, Hyliion secured orders for an additional 10 units of the Hypertruck ERX from Ruan, a Hypertruck Innovation Council member. With nearly 4,000 trucks and 300 operating locations nationwide, Ruan is one of the top 10 privately-owned transportation and logistics companies in the country.

Hypertruck ERX Development

In the second quarter, the Company continued the design-verification phase of its Hypertruck ERX development with the start of on-road testing. Hyliion remains on schedule to complete design verification, including initial controlled fleet trials and the start of winter testing, by the end of this year. This marks the third consecutive quarter that the Company has met the commercialization goals laid out on its fourth quarter 2021 earnings call. Hyliion’s multi-phase development program includes the accumulation of up to one million test miles. Concurrently, the Company is pursuing final regulatory approvals with a goal of starting formal production late next year. Hyliion continues to work closely with its suppliers to secure delivery of components necessary to reach its development and commercial milestones.

Hypertruck ERX Government Credits

The recently proposed federal Inflation Reduction Act includes a provision for a 30% tax credit, up to $40,000 for technologies that reduce greenhouse gas (GHG) emissions. Under the current draft, the Hypertruck ERX would qualify for the tax credit. Such a reduction in up-front costs would lower barriers to entry to electrification for current diesel users and allow for an easier transition to cleaner technology. The Company will continue to work with elected officials in support of the bill becoming law.

Exhibit 99.1

Hybrid Update

In the second quarter, Hyliion continued to install and deliver its Hybrid powertrain systems. Due to persistent shortages and extended lead times for commercial trucks, the Company continues to experience delays in customer truck availability, which has affected installation and delivery timing. The Company currently has a backlog for the Hybrid system of approximately $1.5 million. In the balance of 2022, the Company will continue to upfit customer trucks with Hybrid product. Hyliion is also exploring the sale of full trucks with installed Hybrid systems to customers as an additional path to market.

Financial Highlights and Operating Expense Guidance

In the second quarter, the Company recorded $0.2 million in revenue. The Company’s second-quarter operating expenses totaled $32.2 million, driven primarily by R&D. Hyliion ended the quarter with over $500 million of capital available on its balance sheet, which is sufficient to fund its current commercialization plans for the Hybrid and Hypertruck ERX powertrains. This includes cash and cash equivalents of $199.9 million, short-term investments of $188.9 million, and long-term investments of $111.3 million.

For the full-year 2022, Hyliion expects revenue in the range of $2 million to $3 million from Hybrid sales and the potential sale of full trucks with Hybrid systems. The Company lowered its operating expense guidance to the range of $130 million to $140 million, driven primarily by timing of research and development costs to support commercialization of the Hypertruck ERX with no expected impact to the commercialization milestones we have laid out.

Upcoming Events

Hyliion will be hosting a virtual ride and drive event for the investment community on September 13th that will be broadcast from its headquarters in Austin, TX.

The Company recently launched an educational video series on its investor relations website and further updates will be published in the coming weeks.

Second Quarter 2022 Conference Call

Hyliion will host a conference call and accompanying webcast at 11:00 a.m. EST / 10:00 a.m. CST on Wednesday, August 10 to discuss its financials, business results, and outlook. The live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Conference Call Online Registration: https://conferencingportals.com/event/vjUOPPlo

Webcast: https://investors.hyliion.com/events-and-presentations/default.aspx

Second-quarter 2022 financial results for Hyliion Holdings Corp. will also be filed with the SEC on Form 10-Q.

About Hyliion

Exhibit 99.1

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 semi-trucks by being a leading provider of electrified powertrain solutions. Hyliion offers fleets efficient and practical systems to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that can be installed on most major Class 8 semi-trucks, and leverages advanced software algorithms and data analytics to improve overall efficiencies. Hyliion’s goal is to transform the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; our ability to disrupt the powertrain market; the effects of our dynamic and proprietary solutions on commercial truck customers; the ability to accelerate the commercialization of the Hypertruck ERX; our ability to meet 2022 and future product milestones; the impact of COVID-19 on long-term objectives; the ability of our solutions to reduce carbon intensity and greenhouse gas emissions, and the other risks and uncertainties described under the heading “Risk Factors” in our other SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 for the year ended December 31, 2021. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Product sales and other	$172	$—	$512	$—
Total revenues	172	—	512	—
Cost of revenues
Product sales and other	2,145	—	4,244	—
Total cost of revenues	2,145	—	4,244	—
Gross loss	(1,973)	—	(3,732)	—
Operating expenses
Research and development	(20,057)	(13,389)	(35,865)	(22,721)
Selling, general and administrative	(12,167)	(10,052)	(21,991)	(17,451)
Total operating expenses	(32,224)	(23,441)	(57,856)	(40,172)
Loss from operations	(34,197)	(23,441)	(61,588)	(40,172)
Interest income	855	197	1,140	366
Loss on disposal of assets	(133)	—	(135)	—
Net loss	$(33,475)	$(23,244)	$(60,583)	$(39,806)

Net loss per share, basic and diluted	$(0.19)	$(0.13)	$(0.35)	$(0.23)

Weighted-average shares outstanding, basic and diluted	173,897,517	172,260,525	173,741,910	171,260,671

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$199,933	$258,445
Accounts receivable	114	70
Inventory	176	114
Prepaid expenses and other current assets	8,364	9,068
Short-term investments	188,868	118,787
Total current assets	397,455	386,484

Property and equipment, net	2,220	2,235
Operating lease right-of-use assets	7,101	7,734
Intangible assets, net	186	235
Other assets	1,743	1,535
Long-term investments	111,299	180,217
Total assets	$520,004	$578,440

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,705	$7,455
Current portion of operating lease liabilities	273	21
Accrued expenses and other current liabilities	11,177	7,759
Total current liabilities	14,155	15,235

Operating lease liabilities, net of current portion	7,814	8,623
Other liabilities	1,295	667
Total liabilities	23,264	24,525

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 173,998,968 and 173,468,979 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	17	17
Additional paid-in capital	378,203	374,795
Retained earnings	118,520	179,103
Total stockholders’ equity	496,740	553,915
Total liabilities and stockholders’ equity	$520,004	$578,440

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(60,583)	$(39,806)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	554	414
Amortization and accretion of investments	1,043	847
Noncash lease expense	613	518
Inventory write-down	3,313	—
Loss on disposal of assets	135	—
Share-based compensation	3,485	3,427
Changes in operating assets and liabilities:
Accounts receivable	(44)	—
Inventory	(3,375)	—
Prepaid expenses and other assets	595	4,939
Accounts payable	(4,794)	5,940
Accrued expenses and other liabilities	4,024	(182)
Operating lease liabilities	(537)	(256)
Net cash used in operating activities	(55,571)	(24,159)

Cash flows from investing activities
Purchase of property and equipment	(559)	(965)
Payments for security deposit, net	—	(57)
Purchase of investments	(106,797)	(239,021)
Proceeds from sale and maturity of investments	104,492	176,358
Net cash used in investing activities	(2,864)	(63,685)

Cash flows from financing activities
Proceeds from exercise of stock warrants, net of issuance costs	—	16,257
Payments for Paycheck Protection Program loan	—	(908)
Proceeds from exercise of common stock options	54	502
Taxes paid related to net share settlement of equity awards	(131)	—
Net cash (used in) provided by financing activities	(77)	15,851

Net decrease in cash and cash equivalents and restricted cash	(58,512)	(71,993)
Cash and cash equivalents and restricted cash, beginning of period	259,110	389,705
Cash and cash equivalents and restricted cash, end of period	$200,598	$317,712

Supplemental disclosure of noncash investing information:
Acquisitions of property and equipment included in accounts payable and other	$66	$268